Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) is made and entered into as of the 15th day of September, 2010, by and among

(i)              AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY, an Iowa corporation, and its successors and assigns (the “Borrower”); and

(ii)             THE FINANCIAL INSTITUTIONS that are signatory Lender parties hereto and their successors and assigns.

Recitals:

A.            The Borrower, the “Lenders” party thereto, KeyBank National Association, in its capacity as Administrative Agent for the Lenders, and certain other parties are the parties to that certain Credit Agreement dated as of November 20, 2006 (the “Credit Agreement”), pursuant to which, inter alia, the Lenders (as this and other capitalized terms used herein and not otherwise defined herein are defined in the Credit Agreement) agreed, subject to the terms and conditions thereof, to advance Loans to the Borrower.

B.            As of the date hereof, the aggregate unpaid principal balance of the Revolving Loans is $150,000,000.

C.            The Borrower has requested certain modifications to the Credit Agreement, and, subject to the terms and conditions of this First Amendment, the undersigned Lenders have agreed to grant such request.

Agreements:

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             Amendments to Credit Agreement.

(a)           The final paragraph of the definition of “Debt” in Section 1.01 (Defined Terms) is hereby amended by deleting therefrom the word “or” before clause (iii) thereof and by adding the following provision as a new clause (iv) thereof:

or (iv) other than for the purposes of Section 7(g), any payment obligation under any 2010 Warrants, except to the extent that any such payment obligation, if and when any such payment obligation may arise, is greater than the amount of any concurrent payment or payments received by the Borrower in connection with the termination, cancellation or early unwind of any 2010 Convertible Debt Hedges.

(b)           Clause (c) of the definition of “Interest Expense” in Section 1.01 (Defined Terms) is hereby amended and restated in its entirety to provide as follows:

(c)           non-cash interest expense accrued on the Convertible 2004 Debt and the 2010 Convertible Debt.

(c)           The following new defined terms are hereby added to Section 1.01 (Defined Terms) in the appropriate alphabetical order:

“2010 Convertible Debt” has the meaning specified in Section 6.01(a)(vii).

“2010 Convertible Debt Documents” means the 2010 Convertible Debt Indenture, the Borrower’s Convertible Senior Notes Due 2015 issued thereunder, and related instruments, agreements and other documents, all of which shall conform to the Existing 2010 Terms, as such documents are amended, supplemented or otherwise modified from time to time pursuant to this Agreement.

“2010 Convertible Debt Hedges” means each of the call option transaction confirmation letter agreements to be dated on or about September 15, 2010 (the “2010 Original Hedge Date”) referencing the 2010 Convertible Debt Documents between the Borrower and one or more financial institutions and any additional call option transaction confirmation letter agreements referencing the 2010 Convertible Debt Documents that may be entered into by the Borrower and one or more financial institutions on or before the 30th day immediately following the 2010 Original Hedge Date, in each case, substantially in the form of Exhibit B hereto, as such agreements are amended, supplemented or otherwise modified from time to time pursuant to this Agreement.

“2010 Convertible Debt Indenture” means the Indenture in respect of the 2010 Convertible Debt to be dated on or about September 20, 2010 by and between the Borrower and U.S. Bank National Association, as Trustee.

“2010 Warrants” means each of the warrant transaction confirmation letter agreements to be dated on or about September 15, 2010 (the “2010 Original Warrant Date”) between the Borrower and one or more financial institutions, and any additional warrant transaction confirmation letter agreements that may be entered into by the Borrower and one or more financial institutions on or before the 30th day immediately following the 2010 Original Warrant Date, in each case, substantially in the form of Exhibit C hereto, as such agreements are amended, supplemented or otherwise modified from time to time pursuant to this Agreement.

“Existing 2010 Terms” means terms and conditions of the 2010 Convertible Debt Documents, as described in the draft confidential offering memorandum delivered by counsel to the Borrower to counsel to the Administrative Agent on September 13, 2010, together with modifications thereto that do not in any material respect (i) increase the amount of principal evidenced or governed thereby, change (to a date earlier than December 31, 2014) any date upon which any payment of principal or interest is due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate or make less onerous any such event or default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof (other than to eliminate, in whole or in part, or make less onerous such provisions), or change any collateral therefor (other than to release such collateral) or (ii) increase in any material respect the obligations of the Borrower thereunder or to confer any additional rights on the holders of such Debt (or a trustee or other representative on their behalf).

“Shoe Issuance” has the meaning specified in Section 6.01(a)(vii).

(d)           Section 2.10(b) (Mandatory Prepayments) is hereby amended and restated in its entirety to provide as follows:

(b)           Mandatory Prepayments. (i) If at any date the Total Outstanding Amount exceeds the Total Commitment calculated as of such date, then not later than the next succeeding Business Day, the Borrower shall be required to prepay the Loans in an amount equal to such excess until the Total Outstanding Amount does not exceed the Total Commitment.

(ii)           On each date on which the Borrower receives any proceeds of any 2010 Convertible Debt, the Borrower shall prepay the Loans in an amount equal to the lesser of (A) the aggregate then unpaid principal balance of all of the Loans and (B) the aggregate amount of such proceeds of 2010 Convertible Debt received by the Borrower on such date, net of the cash consideration paid for the 2010 Convertible Debt Hedges entered into in connection therewith and of other customary and reasonable commissions, fees and other expenses (including, without limitation, underwriting discounts and commissions) incurred by the Borrower in connection with the incurrence of the 2010 Convertible Debt.

(e)           Clause (e) of Section 5.02 (Notice of Material Events) is hereby amended and restated in its entirety to provide as follows:

(e)  at least five Business Days prior to the effectiveness of any amendment to the terms of the Convertible 2004 Debt or to the 2010 Convertible Debt, or the effectiveness of any agreement governing any Debt in replacement or exchange thereof, a copy of such amendment or agreement;

(f)          Clause (vii) of Section 6.01(a) (Debt; Certain Equity Securities) is hereby re-designated to be clause (viii), and the following provision is hereby added to Section 6.01(a) as a new clause (vii) thereof:

(vii) Debt of $150,000,000 in aggregate principal amount incurred on or about September 20, 2010 (the “2010 Original Incurrence Date”) by the Borrower plus up to an additional $50,000,000 in aggregate principal amount that may be incurred by Borrower on or before the 30th day immediately following the 2010 Original Incurrence Date (each incurrence of all or any portion of such additional $50,000,000 aggregate principal amount being a “Shoe Issuance”), in each case, pursuant to a note offering exempt from the registration requirements of the Securities Act of 1933, as amended (collectively, the “2010 Convertible Debt”), which 2010 Convertible Debt at all times shall be on terms consistent in all material respects with the Existing 2010 Terms, and any Debt, not greater than $200,000,000 in principal amount and otherwise on terms not more restrictive on or otherwise less favorable to the Borrower in any material respect than the Existing 2010 Terms, in exchange therefor, whether or not the notes, debentures or other instruments evidencing such exchange Debt are exempt from such registration requirements (without limiting the generality of the foregoing, it is the intention hereby that the terms of the 2010 Convertible Debt, including the effect of any modification thereof, and the terms of any Debt in exchange or replacement thereof, (i) provide for a final scheduled maturity not earlier than September 15, 2015 and (ii) otherwise shall not be more restrictive on, or otherwise less favorable to, the Borrower in any material respect than the Existing 2010 Terms); and

(g)          Clause (v) of Section 6.04 (Investments, Loans, Advances, Guarantees and Acquisitions) is hereby amended and restated in its entirety to provide as follows:

(v) Hedging Agreements in the ordinary course of the Borrower’s or such Subsidiary’s business and any 2010 Convertible Debt Hedges,

(h)         Section 6.15(b) (Amendment of Material Documents; Prepayments) is hereby amended and restated in its entirety to provide as follows:

(b)           (i) The Borrower shall not, and shall not permit any Subsidiary to, enter into any amendment, waiver or other modification of any of the Convertible 2004 Debt Documents, any of the 2010 Convertible Debt Documents, any of the Trust Preferred Securities Notes or any indenture or other agreement governing the Trust Preferred Securities Notes, or of any document evidencing or otherwise governing any Material Debt (i) if the effect of such amendment, waiver or other modification is to increase the interest rate on such Debt, increase the amount of principal due on any date, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate or make less onerous any such event or default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, or change any collateral therefor (other than to release such collateral), or (ii) if the effect of such amendment or change, together with all other amendments or changes made, is to increase in any material respect the obligations of the obligor thereunder or to confer any additional rights on the holders of such Debt (or a trustee or other representative on their behalf).

(ii)           The Borrower shall not, and shall not permit any Subsidiary to, enter into any amendment, waiver or other modification of any of the 2010 Convertible Debt Hedges or any of the 2010 Warrants (i) if the effect of such amendment, waiver or other modification is to increase the amount of any payment in cash due on any date that is earlier than December 31, 2014, change (to a date earlier than December 31, 2014) any dates upon which any such payment in cash is due thereunder, change any event of default or termination event or condition to an event of default or termination event with respect thereto (other than to eliminate or make less onerous any such event or default or termination event or increase any grace period related thereto) or (ii) if the effect of such amendment, waiver or other modification, together with all other amendments, waivers or other modifications made, is to increase in any material respect the obligations of the Borrower thereunder or to confer any additional rights on the counterparties thereto (or a trustee or other representative on their behalf); provided that this clause (ii) shall not prohibit any amendment to any 2010 Convertible Note Hedge to increase the number of call options pursuant to such 2010 Convertible Note Hedge that may be entered into by the Borrower on or before the 30th day immediately following the 2010 Original Hedge Date in connection with a Shoe Issuance.

(i)            The second proviso to paragraph (g) of Article 7 (Events of Default) is hereby amended and restated in its entirety to provide as follows:

provided, further, that none of (A) the occurrence of an event or condition that requires a mandatory payment of cash, or the mandatory payment of cash, in each case, required by Section 10.01 of the Indenture described in the definition of Convertible 2004 Debt Documents (as it provides on the date hereof), (B) the occurrence of an event or condition that requires a mandatory payment of cash, or the mandatory payment of cash, in each case, pursuant to the section of the 2010 Convertible Debt Indenture corresponding to the provisions set forth below the captions “Description of notes—Conversion rights—Conversion upon satisfaction of sale price condition,” “—Conversion upon satisfaction of trading price condition,” “—Conversion upon specified corporate events,” “—Conversion on or after June 15, 2015” and “—Settlement upon conversion” of the confidential offering memorandum referred to in the definition of the Existing 2010 Terms, (C) any event or condition enabling or pemitting the termination, cancellation or early unwind of any 2010 Warrants, or any mandatory payment of cash upon any termination, cancellation or early unwind of any 2010 Warrants to the extent that the amount of such mandatory payment is less than or equal to the amount of any concurrent payment or payments received by the Borrower in connection with the termination, cancellation or early unwind of any 2010 Convertible Debt Hedges, nor (D) the occurrence of an event or condition that requires a mandatory prepayment of Material Debt, or the mandatory prepayment of Material Debt, in each case, required to be made by reason of the sale or other disposition (including, without limitation, condemnation or insured casualty) of assets securing such Material Debt, shall be deemed to be an event or condition described in any of clauses (i), (ii) and (iii) above;

(j)            The forms of (i) a 2010 Convertible Debt Hedge and (ii) a 2010 Warrant attached hereto are hereby added as new Exhibits B and C, respectively, of the Credit Agreement.

2.             Amendment Effective Date; Conditions Precedent. The amendments set forth in Paragraph 1, above, shall not be effective unless and until the date on which all of the following conditions precedent have been satisfied (such date of effectiveness being the “First Amendment Effective Date”):

(a)           Officer’s Certificate. On the First Amendment Effective Date and after giving effect to the amendments set forth in Paragraph 1, above, (i) there shall exist no Default, and a Financial Officer or other executive officer of the Borrower, on behalf of the Borrower, shall have delivered to the Administrative Agent written confirmation thereof dated as of the First Amendment Effective Date, and (ii) the representations and warranties of the Borrower under Article 3 of the Credit Agreement shall have been reaffirmed in writing by a Financial Officer or other executive officer of the Borrower, on behalf of the Borrower, as being true and correct in all material respects as of the First Amendment Effective Date (unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

(b)         First Amendment. The Administrative Agent (or its counsel) shall have received from the Borrower and from Lenders sufficient to constitute the Required Lenders either (i) a counterpart of this First Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this First Amendment) that such party has signed a counterpart of this First Amendment.

(c)          Corporate Authorization. The Borrower shall have delivered to the Administrative Agent a copy, certified by its Secretary or Assistant Secretary, of its Board of Directors’ resolutions authorizing the execution and delivery of this First Amendment and the transactions contemplated hereby.

(d)         Agent Expenses. The Borrower shall have paid or caused to be paid to the Administrative Agent on or prior to the First Amendment Effective Date, to the extent then invoiced, all reasonable out-of-pocket expenses, including fees, charges and disbursements of its special counsel, Squire, Sanders & Dempsey L.L.P. (the “Special Counsel”), required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(e)          Other Matters. The Administrative Agent shall have received such other certificates, opinions and documents, in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent may reasonably request.

3.           No Modifications. Except as expressly provided in this First Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged and in full force and effect.

4.           Confirmation of Obligations. The Borrower hereby confirms that, as of the date hereof, the Borrower is indebted to the Lenders for the Loans in the amounts and as of the date set forth in Recital B, above, and is also obligated to the Lenders in respect of other obligations as set forth in the Credit Agreement and the other Loan Documents. The Borrower further acknowledges and agrees that as of the date hereof, it has no claim, defense or set-off right against any Lender or the Administrative Agent of any nature whatsoever, whether sounding in tort, contract or otherwise, and has no claim, defense or set-off of any nature whatsoever to the enforcement by any Lender or the Administrative Agent of the full amount of the Loans and other obligations of the Borrower under the Credit Agreement and the other Loan Documents.

5.           Administrative Agent’s Expense. The Borrower agrees to reimburse the Administrative Agent promptly for its reasonable documented out-of-pocket costs and expenses incurred in connection with this First Amendment and the transactions contemplated hereby, including, without limitation (but without duplication of fees and expenses paid pursuant to Section 2(d) above), the reasonable fees and expenses of the Special Counsel.

6.           Governing Law; Binding Effect. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon and inure to the benefit of the Borrower, the Lenders and the Administrative Agent and their respective successors and assigns.

7.           Counterparts. This First Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this First Amendment by delivering by facsimile or email transmission a signature page of this First Amendment signed by such party, and any such facsimile or email signature shall be treated in all respects as having the same effect as an original signature. Any party delivering by facsimile or email transmission a counterpart executed by it shall promptly thereafter also deliver a manually signed counterpart of this First Amendment; provided that any failure to deliver such manually signed counterpart shall not affect the effectiveness of this First Amendment or the consent of such party to the First Amendment and the provisions contained herein.

8.           Miscellaneous.

(a)           Upon the effectiveness of this First Amendment, this First Amendment shall be a Loan Document.

(b)           The invalidity, illegality, or unenforceability of any provision in or Obligation under this First Amendment in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this First Amendment or of such provision or obligation in any other jurisdiction.

(c)           This First Amendment and all other agreements and documents executed in connection herewith have been prepared through the joint efforts of all of the parties. Neither the provisions of this First Amendment or any such other agreements and documents nor any alleged ambiguity shall be interpreted or resolved against any party on the ground that such party’s counsel drafted this First Amendment or such other agreements and documents, or based on any other rule of strict construction. Each of the parties hereto represents and declares that such party has carefully read this First Amendment and all other agreements and documents executed in connection herewith and therewith, and that such party knows the contents thereof and signs the same freely and voluntarily. The parties hereby acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this First Amendment and all other agreements and documents executed in connection therewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.

10.          Waiver of Jury Trial. EACH OF THE PARTIES TO THIS FIRST AMENDMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER SOUNDING IN CONTRACT, TORT OR OTHER THEORY) ARISING OUT OF OR RELATING TO THIS FIRST AMENDMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS FIRST AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATION IN THIS SECTION.

[No additional provisions are on this page; the page next following is a signature page.]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date first above written.

BORROWER

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

By:	/s/ John M. Matovina
John M. Matovina
Chief Financial Officer and Treasurer

LENDERS

KEYBANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Mary K. Young
Mary K. Young
Senior Vice President

[Lender Signatures Continued]

BANKERS TRUST COMPANY

By:	/s/ John M. Doll
John M. Doll
Vice President

[Lender Signatures Continued]

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Thomas A. Kiepura
Thomas A. Kiepura
Vice President

[Lender Signatures Continued]

SUNTRUST BANK

By:	/s/ K. Scott Bazemore
K. Scott Bazemore
Vice President

[Lender Signatures Continued]

WEST BANK

By:	/s/ Kevin S. Smith
Kevin S. Smith
Sr. Vice President

AGENT ACKNOWLEDGMENT:

The Administrative Agent hereby acknowledges its receipt of the foregoing First Amendment as of the date first above written.

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Mary K. Young
Mary K. Young
Senior Vice President